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                                                                   EXHIBIT (10)r

                                 AMENDMENT NO. 1
                                       TO
                             COMPENSATION AGREEMENT
                    BETWEEN PACIFICORP AND KEITH R. McKENNON


          PacifiCorp entered into a Compensation Agreement (the "Agreement") with Keith R. McKennon (the "Director") effective as of February 9, 1994. In order to reflect that the PacifiCorp Non-Employee Directors' Stock Compensation Plan has been amended to increase the amount of Common Stock awarded from $10,000 worth of Common Stock per year to $15,000 worth of Common Stock per year, the Company and the Director hereby amend the Agreement as follows:

     1.   ANNUAL COMPENSATION OF DIRECTOR

          The third sentence of Section 1 of the Agreement is amended to read as follows:

                    "Of the total annual compensation, $15,000 shall be provided through the Directors' participation in the PacifiCorp Non-Employee Directors' Stock Compensation Plan."

     2.   GRANT OF COMMON STOCK

          The first sentence of Section 2.2 is amended to read as follows:

                    "If the Director continues as Chairman of the Company's Board of Directors on February 9 of any year after 1994 (the "Grant Date"), the Company shall grant to the Director Common Stock equal in value on the Grant Date to the Director's total annual compensation for the 12 months beginning on the Grant Date, minus $15,000, subject to the following vesting restriction."

     3.   MISCELLANEOUS

          The effective date of this Amendment shall be February 9, 1995.
Except as specifically amended hereby, the Agreement shall remain unmodified and in full force and effect.

                                        PACIFICORP, an Oregon corporation


                                        By:  JOHN C. HAMPTON
                                           ______________________________
                                             John C. Hampton, Chairman of
                                             the Personnel Committee


                                        KEITH R. MCKENNON
                                        _________________________________
                                        Keith R. McKennon